-----------------------------
CUSIP No. 44926L300
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                            EXHIBIT 1 TO SCHEDULE 13G
                            -------------------------

          Keeley Asset Management Corp., Kamco Performance Limited Partnership and Kamco Limited Partnership No. 1 agree that, unless differentiated, this
Schedule 13G is filed on behalf of each of the parties.

          Dated this 29th day of January, 2002.


KEELEY ASSET MANAGEMENT CORP.



/s/ John L. Keeley, Jr.
----------------------------------------------------
John L. Keeley, Jr., President


KAMCO PERFORMANCE LIMITED PARTNERSHIP



/s/ John L. Keeley, Jr.
----------------------------------------------------
John L. Keeley, Jr., General Partner


KAMCO LIMITED PARTNERSHIP NO. 1



/s/ John L. Keeley, Jr.
----------------------------------------------------
John L. Keeley, Jr., General Partner



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